Exhibit 99.1


FOR IMMEDIATE RELEASE                         CONTACT:     Leonard E. Moodispaw
                                                                CEO & President
                                                                   301.939.7000

                 ESSEX AGREES TO ACQUIRE PERFORMANCE GROUP, INC.

COLUMBIA, MD - June 07, 2004 - Essex Corporation (NASDAQ: KEYW), announces that it has entered into a definitive agreement to acquire Performance Group, Inc.
(PGI) with main offices in Fredericksburg, Virginia. The acquisition is subject to customary closing conditions and is expected to close within the next several weeks. PGI is a privately owned company with 39 employees, annual revenue of approximately $4.5 million in calendar year 2003, and profitable since it was founded in 1994. PGI provides services in the areas of Geographic Information Systems (GIS), Imagery Processing and Analysis, Spatial Data Development, Environmental Consulting, Visualization, and IT Solutions to government and private sector clients. Worldwide GIS revenues in 2003 are estimated by Daratech to have been $1.75 billion.

"PGI is another excellent fit to our acquisition strategy," according to Leonard Moodispaw, CEO & President of Essex Corporation. "We create integrated solutions from our products, technologies, and services. PGI's strong GIS experience and capabilities will help us move toward 3-D imaging solutions by integrating 3-D Synthetic Aperture Radar images, produced by Essex proprietary technology, with industry leading GIS systems. By linking these images within a GIS system to a common geographic grid, the images can be combined with a wide range of other information to answer a wide range of difficult questions for both our intelligence & defense and commercial customers. We are excited to have the management and staff of PGI join our growing family of professionals."

Mr. Ron Horn, President and Owner of PGI commented "Essex offers a winning combination of technology, resources, customer access, and corporate culture that will help PGI meet its full potential as a leading provider of GIS services and products. We are excited about the break-through technology potential of integrating the Essex 3-D imaging products with our GIS systems to produce an innovative new means of information analysis and presentation. We look forward to bringing new technology offerings from Essex to our current and expanded customer base. Of equal importance, Essex has a strong employee-focused culture that fits well with our culture at PGI and offers new and exciting opportunities for PGI's employees."



                                   - M O R E -

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ESSEX AGREES TO ACQUIRE PERFORMANCE GROUP, INC.
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ABOUT ESSEX:  Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS. ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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